Exhibit 99.1

TRICO MARINE SERVICES, INC. ANNOUNCES CONSENSUAL
RESTRUCTURING AGREEMENT WITH SENIOR NOTEHOLDERS

September 10, 2004--Trico Marine Services, Inc. ("TMAR," and together with its domestic subsidiaries, the "Company" or "Trico") (NASDAQ: TMAR) announced today that more than 67% percent of the holders of the Company's $250 million 8 7/8 senior notes due 2012 (the "Senior Notes") have agreed to support a consensual financial restructuring of the Company.

"Today's agreement is very positive news for all of Trico's employees, customers and vendors. It will allow Trico to convert 100% of the Senior Notes into equity, which reduces the Company's debt balance by $250 million and will permit Trico to emerge as a financially stronger, more efficient company, giving us a competitive advantage in the long run," said Thomas Fairley, Chief Executive Officer of the Company.

The parties to the restructuring agreement have signed binding agreements to support the restructuring on proposed terms, subject to finalization of definitive agreements and related documentation and the satisfaction of certain specified conditions. Based on these agreements, the Company believes it has the support of the requisite body of the holders of the Senior Notes to implement the restructuring through a prepackaged or prearranged bankruptcy case, as discussed in more detail below. A summary of the terms of the financial restructuring follows:

  Each holder of the Senior Notes would receive, in exchange for its total claim (including principal and interest), its pro rata portion of 100% of the fully diluted new common stock of reorganized Trico Marine Services, Inc. ("Reorganized TMAR"), before giving effect to (i) the exercise of the warrants described below and (ii) a new employee option plan.

  Holders of the Company's existing common stock would receive, on a basis to be determined, equity warrants that are exercisable into, in the aggregate, 10% of Reorganized TMAR's common stock (before giving effect to the new employee option plan). The equity warrants would be structured as follows:

  One tranche of warrants exercisable into 5% of Reorganized TMAR's common stock (before giving effect to the new employee option plan), with a five-year term beginning on the consummation of a plan of reorganization, and set at a strike price equivalent to an equity valuation of $187.5 million.

  One tranche of warrants exercisable into 5% of Reorganized TMAR's common stock (before giving effect to the new employee option plan), with a three-year term beginning on the consummation of a plan of reorganization, and set at a strike price equivalent to an equity valuation of $250 million.

  On the effective date of a plan of reorganization, the sole equity interests in Reorganized TMAR would consist of new common stock issued to the holders of the Senior Notes, the equity warrants described above, and equity interests to be issued to employees.

  The Company's obligations under existing operating leases, or trade credit extended to the Company by its vendors and suppliers, would be unimpaired.

  All of the respective obligations of the Company and its subsidiaries pursuant to its $55 million U.S. term loan would be unimpaired.

  The Norwegian credit facility, including the NOK 150 Million Term Loan and the NOK 800 Million Term Loan, both obligations of Trico's Norwegian subsidiaries/affiliates, would be unimpaired by the restructuring.

  The MARAD notes issued by the domestic subsidiaries of Trico would be unimpaired by the restructuring.

Under the terms of the restructuring agreement, Thomas Fairley will continue as Trico's Chief Executive Officer and Trevor Turbidy will continue as Trico's Chief Financial Officer. Joseph Compofelice will remain as Trico's non-executive Chairman of the Board of Directors.

The financial restructuring would be effectuated through a prepackaged or prearranged Chapter 11 plan of reorganization of TMAR, Trico Marine Assets, Inc. and Trico Marine Operators, Inc. The Company does not anticipate, nor does the agreement contemplate, that any of its foreign subsidiaries, affiliates or assets would be subject to any Chapter 11 filing, bankruptcy proceeding or any other similar reorganization or insolvency proceeding.

"With this level of support from our noteholders, I am very optimistic that Trico will emerge quickly from Chapter 11," said Fairley. "This restructuring should have little, if any, impact on Trico's day-to-day operations. In particular, the restructuring process should in no way compromise or disrupt our ability to serve our customers throughout the world."

The Company expects to begin negotiating the final forms of the relevant documents with the holders of the Senior Notes immediately. The Company plans to commence the formal process of soliciting acceptances from all parties entitled to vote on the restructuring plan within a few weeks. If the Company receives the required acceptances from the holders of the Senior Notes, it intends to commence a voluntary chapter 11 case in the fourth quarter of 2004, with the objective of consummating the restructuring in the first quarter of 2005.

The restructuring agreement reached between Trico and the applicable holders of the Senior Notes covers the broad economic terms of the financial restructuring and not all material terms expected to be contained in a plan of reorganization. The parties to the restructuring agreement have signed binding agreements to support the restructuring on the proposed terms, subject to finalization of definitive agreements and documentation and the satisfaction of certain specified conditions. The term sheet and Plan Support Agreement are more fully described in the Company's 8-K filing dated September 10, 2004.

In connection with the proposed financial restructuring of the Company, the Company has been represented by Lazard Frères & Co. LLC as financial advisors and Kirkland & Ellis LLP as legal advisors.

Trico provides a broad range of marine support services to the oil and gas industry, primarily in the Gulf of Mexico, the North Sea, Latin America, and West Africa. The services provided by the Company's diversified fleet of vessels include the marine transportation of drilling materials, supplies and crews, and support for the construction, installation, maintenance and removal of offshore facilities. Trico has principal offices in Houma, Louisiana and Houston, Texas. Please visit our website at www.tricomarine.com.

THE MATTERS DISCUSSED HEREIN CONTAIN CERTAIN STATEMENTS THAT ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE SPECIFICALLY RECITED HEREIN, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS.

THE DISCUSSION OF THE MATTERS HEREIN SHOULD BE READ IN CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS AND EXPLANATIONS SET FORTH HEREIN AND THE HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES AND SCHEDULES THERETO, INCORPORATED HEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KA FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004.

ANY RESTRUCTURING PLAN COULD INVOLVE VARIOUS OPERATIONAL RESTRUCTURING ALTERNATIVES, ASSET SALES, A PURCHASE, EXCHANGE OR AMENDMENT TO THE SENIOR NOTES, EQUITY TRANSACTIONS, OR OTHER POTENTIAL TRANSACTIONS OR DECISIONS TO RESOLVE LEVERAGE AND LIQUIDITY ISSUES. THE RESTRUCTURING WILL INCLUDE A COMPLETE CONVERSION OF SENIOR NOTES TO EQUITY, CAUSING SUBSTANTIAL OR COMPLETE DILUTION OF THE CURRENTLY OUTSTANDING COMMON STOCK. THE IMPACT OF ANY RESTRUCTURING COULD HAVE A MATERIAL IMPACT ON THE COMPANY'S FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, AND CLASSIFICATION OF ASSETS AND LIABILITIES.

THE RESTRUCTURING PROCESS PRESENTS INHERENT MATERIAL UNCERTAINTY. IT IS NOT POSSIBLE TO DETERMINE THE LENGTH OF TIME IT WILL TAKE THE COMPANY TO COMPLETE ITS RESTRUCTURING, OR THE OUTCOME OF THE RESTRUCTURING IN GENERAL. IN ADDITION, THE IMPLEMENTATION OF A PLAN OF REORGANIZATION IS DEPENDENT UPON A NUMBER OF CONDITIONS TYPICAL IN SIMILAR REORGANIZATIONS, INCLUDING APPROVAL BY THE REQUISITE STAKEHOLDERS OF THE COMPANY AND COURT APPROVAL OF THE PLAN OF REORGANIZATION.

WHILE THE COMPANY IS IN THE PROCESS OF RESTRUCTURING, INVESTMENTS IN ITS SECURITIES WILL BE HIGHLY SPECULATIVE. SHARES OF THE COMPANY'S COMMON STOCK WILL LIKELY HAVE LITTLE OR NO VALUE. THE VALUE OF ITS SENIOR NOTES IS SIGNIFICANTLY IMPAIRED AND MAY BE FURTHER IMPAIRED.